Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Feb 28, 2002
Payment Date	Mar 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.847500%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2002 Feb 15, 2002 28
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	40,315,268	61,666,667	5,833,333	15,860,777
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.087500%	2.472500%	2.877500%
Interest/Yield Payable on the Principal Balance	65,456	118,588	13,055
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	65,456	118,588	13,055
Interest/Yield Paid	65,456	118,588	13,055

Summary

Beginning Security Balance	40,315,268	61,666,667	5,833,333	15,860,777
Beginning Adjusted Balance	40,315,268	61,666,667	5,833,333
Principal Paid	8,392,940	0	0	27,444
Ending Security Balance	31,922,328	61,666,667	5,833,333	15,859,099
Ending Adjusted Balance	31,922,328	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	57,640,713	59,979,573	2,347,757
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			3,493,488
Ending OC Amount as Holdback Amount				15,859,099
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0872751	$0.6886828	$0.4308118
Principal Paid per $1000	$11.1905872	$0.0000000	$0.0000000